Exhibit 10.5

TEMPUR WORLD, LLC

BERNALILLO COUNTY, NEW MEXICO

and

TEMPUR PRODUCTION USA, INC.

BOND PURCHASE AGREEMENT

Dated: October 26, 2005

Bernalillo County, New Mexico

Taxable Industrial Revenue Bonds

(Tempur Production USA, Inc. Project)

Fixed Rate Unsecured Industrial Revenue Bonds Series 2005B

BOND PURCHASE AGREEMENT

TEMPUR WORLD, LLC (together with its successors, assigns and transferees, the “Purchaser”), BERNALILLO COUNTY, NEW MEXICO (the “Issuer”) and TEMPUR PRODUCTION USA, INC. (the “Company”) agree:

Section 1. Recitals. The Issuer and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), have entered into a Trust Indenture dated as of September 1, 2005 (the “Indenture”). Pursuant to the Indenture, the Issuer will issue its Taxable Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Fixed Rate Unsecured Industrial Revenue Bonds Series 2005B in the maximum principal amount of $25,000,000 (the “Bonds”). Proceeds of the Bonds will be used to finance the acquisition, construction and equipping of an approximately 750,000 square foot mattress and pillow manufacturing plant in the County of Bernalillo, City of Albuquerque, New Mexico (the “Project”).

Section 2. Purchase and Delivery. On the basis of the representations and covenants contained in this Bond Purchase Agreement (this “Agreement”) and subject to the terms and conditions contained in this Agreement, the Purchaser agrees to purchase the Bonds from the Issuer and the Issuer agrees to sell the Bonds to the Purchaser. As consideration for the sale of the Bonds, the Purchaser agrees to make advances on the Bonds at the times and under the conditions specified in Section 2.10 of the Indenture. The Issuer will deliver the initial Bonds to the Purchaser, at or prior to 10:00 a.m., Eastern Time, on October 27, 2005, or at such other time not later than five business days thereafter as the Issuer, the Trustee and the Purchaser may agree (the “Closing Date”).

Section 3. Issuer Representations. The Issuer represents that, as of the date of this Agreement:

(a) Each of the representations of the Issuer in the Lease Agreement dated as of September 1, 2005 (the “Lease” and, together with the Indenture and this Bond Purchase Agreement, the “Bond Documents”) and the Indenture is true and correct as if made on and as of the date of this Agreement.

(b) Pursuant to an ordinance duly adopted by the County Commission of the Issuer on August 23, 2005 (the “Bond Ordinance”), the Issuer duly authorized and approved (i) the execution and delivery by the Issuer of the Bond Documents and the performance by the Issuer of its obligations under the Bond Documents, and (ii) the issuance, execution and delivery of the Bonds. The Bond Ordinance has not been amended, modified or repealed.

(c) The Issuer is duly authorized under the Constitution and laws of the State to issue the Bonds and to execute, deliver and perform its obligations under the Bond Documents and the Bonds, to pledge the security described in the Indenture and pledged thereby in the manner and to the extent therein set forth; based on the opinion of Bond Counsel, all actions required of the Issuer for the issuance of the Bonds and the execution and delivery of, and the performance of its obligations under, the Bond Documents and the Bonds have been duly and effectively taken; the Bond Documents have been duly executed, issued and delivered by the Issuer and, assuming the due authorization and execution thereof by the other parties thereto, are valid, binding and enforceable agreements of the Issuer, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, and, based on the opinion of Bond Counsel, the Bonds have been duly authorized, executed, issued and delivered and constitute, and in the hands of the Purchaser will constitute, valid and binding limited obligations of the Issuer, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body or other governmental authority pending, with respect to which the Issuer has received service of process, or, to the knowledge of the Issuer, threatened against or affecting it wherein an unfavorable decision, ruling or finding could adversely affect the transactions contemplated by this Agreement, or which in any way raises any question concerning the validity of the Bonds or the Bond Documents, nor to the best knowledge and belief of the Issuer is there any basis therefor.

(e) The execution, delivery and performance by the Issuer of the Bond Documents and the Bonds do not and will not violate any order, injunction, ruling or decree by which the Issuer is bound, and do not and will not constitute a breach of or a default under any agreement, indenture, mortgage, lease, note or other obligation, instrument or arrangement to which the Issuer is a party or by which the Issuer or any of its property is bound, or contravene or constitute a violation of any law, rule or regulation to which the Issuer or any of its property is subject, and no approval or other action by, or filing or registration with, any governmental authority or agency is required in connection therewith which has not been previously obtained or accomplished (except that the Issuer makes no representation as to compliance with state securities or “Blue Sky” laws or the securities laws of the United States and as to any permits, governmental permissions, including environmental clearances, rights and licenses as may be necessary for the construction and operation of the Project, as to which no representation or warranty or covenant is made).

(f) The statements contained in any certificate provided under this Agreement and signed and delivered to the Purchaser by any authorized official of the Issuer will be deemed a representation and warranty by the Issuer to the Purchaser.

Section 4. Company Representations. The Company represents that, as of the date of this Agreement:

(a) The Company is a for-profit corporation duly incorporated and validly existing and in good standing under the laws of the State of Virginia and has or will obtain at the necessary time, all necessary licenses and permits to lease and operate the Project and other property financed with the proceeds of the Bonds. The Company has not received any notice of an alleged violation and is not in violation of any zoning, land use, environmental or other similar law or regulation applicable to the property subject to the Lease. The Company has full right, power and authority to approve the Bond Documents and to perform the other acts and things as provided for in this Agreement. The Company has full right, power and authority to approve, enter into, deliver and/or perform its obligations under the Bond Documents.

(b) The approval by the Company of the Bond Documents and the execution, delivery and performance of its obligations under the Bond Documents, compliance by the Company with the provisions hereof and of any and all of the foregoing documents, the application by the Company of the proceeds of the sale of the Bonds for the purposes described in the Indenture, and the consummation of the transactions contemplated herein do not and will not conflict with or result in the breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation, as amended, or the By-Laws, as amended, of the Company or any material agreement, indenture, mortgage, lease or instrument to which the Company is a party or by which the Company or any of its property is or may be bound or any existing law or court or administrative regulation, decree or order which is applicable to the Company or any of its property, and do not and will not result in the creation or imposition of any lien of any nature upon any of the property of the Company, except for Permitted Liens (as defined in the Lease).

(c) No “Default,” “Event of Default” or event which, with notice or lapse of time or both, would constitute a “Default” or an “Event of Default” under the Bond Documents has occurred and is continuing.

(d) The Company has duly authorized all necessary action to be taken by it for (i) the issuance and delivery of the Bonds by the Issuer upon the terms and conditions and for the uses set forth or described herein and in the Indenture; (ii) the approval of the Bonds and the Indenture; and (iii) the execution, delivery or receipt of and the performance as applicable, of its obligations under the Bond Documents and any and all such other agreements and documents as may be required to be executed, delivered or received by the Company in order to carry out, effectuate and consummate the transactions contemplated herein and therein.

(e) The Company will not take or omit to take any action which will in any way cause or result in the proceeds of the sale of the Bonds being applied in a manner other than as provided in the Indenture and the Lease.

(f) To the knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation at law or in equity before or by any public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company or its property wherein an unfavorable decision, ruling or finding would have a material adverse effect on (i) the transactions contemplated in this Agreement or (ii) the validity or enforceability in accordance with their respective terms of the Bond Documents.

(g) On or before the date of the sale of the Bonds, the Company will approve or execute and deliver, as applicable, the Bond Documents. This Agreement is, and when executed and delivered, as applicable, the Bond Documents will be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

(h) To the knowledge of the Company, all approvals, consents, authorizations, certifications, and other orders of any government authority, board, agency or commission having jurisdiction, and all filings with such entities, failure to obtain or make which would materially adversely affect the performance by the Company of its obligations hereunder or under the Bond Documents, have been duly obtained. All permits and approvals required to date for the construction and operation of the Project have been obtained or will be obtained in due course.

(i) Any certificate signed by an authorized officer of the Company delivered to the Issuer or to the Purchaser in connection with the issuance of the Bonds will be deemed a representation and warranty by the Company to the Issuer and the Purchaser as to the statements made therein.

Section 5. Purchaser Representations. The Purchaser represents and acknowledges that, as of the date of this Agreement:

(a) The Purchaser is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full right, power and authority to approve the Bond Documents and to perform the other acts and things as provided for in this Agreement. The Purchaser has full right, power and authority to approve, enter into, deliver and/or perform its obligations under the Bond Documents.

(b) The Purchaser is purchasing the Bonds for its own account for investment and with no present intention of distributing or reselling the Bonds or any interest in the Bonds but without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Bonds in compliance with the Securities Act of 1933, as amended, the regulations promulgated thereunder, applicable state securities laws and regulations and the terms of the Bonds.

(c) The Purchaser understands that the Bonds are special, limited, and not general, obligations of the Issuer, are payable solely from the revenues received by the Purchaser on behalf of the Issuer under the Lease and from the security therefor as described in the Indenture but from no other sources. It understands that the Bonds are not secured by any obligation or pledge of any monies received or to be received from taxation or from the State of New Mexico (the “State”) or any political subdivision or taxing district thereof (including, without implied limitation, the Issuer), and that the Bonds will never represent or constitute a general obligation, debt or bonded indebtedness of the Issuer, the State, or any political subdivision thereof, and that no right will exist to have taxes levied by the Issuer, the State, or any political subdivision thereof, for the payment of principal of, premium, if any, and interest on the Bonds. The Purchaser understands that the payment of the Bonds depends upon the general credit of the Company, and upon the security granted in the Indenture for the Company’s obligations under the Lease.

Pursuant to the terms of the Lease, the Company shall make payments to the Trustee for the account of the Issuer, in such amounts at such times as are necessary to make all payments of principal of, interest on and redemption price of the Bonds in accordance with the terms of the Bond Documents as and when due, and all such payments shall be netted against any monies and investment made by the Purchaser to the Project Fund (as defined in the Indenture) (including interest income); provided however that the Fiscal Agent shall not make payments when due of principal of and interest on, or the redemption price of, the Bonds until all payments due of principal of and interest on, or the redemption price of, the Series 2005A Bonds (as defined in the Indenture) have been made in full as required under the Indenture. The Purchaser will look only to the Company for payment of the Bonds and upon the security granted in the Indenture for the Company’s obligations under the Lease.

(d) The Purchaser has received copies of financial statements of the Company, has been afforded the opportunity to discuss the business, assets and financial position of the Company with the officers, employees and auditors of the Company, and has received such information concerning the Company and its business, assets and financial position, and the Project as it deems necessary in making its decision to purchase the Bonds.

(e) The Purchaser is duly and legally authorized to purchase the Bonds, has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of its purchase of the Bonds, is aware of the intended use of proceeds of the Bonds, and understands that interest on the Bonds is not excludable from gross income for federal income tax purposes.

(f) The Purchaser understands that the Issuer has not undertaken to furnish any information with respect to the Company or to ascertain the accuracy of any information furnished to the Purchaser with respect to the Company and the Purchaser has not requested or received any representations from the Issuer with respect to any such information, its accuracy or completeness. The Purchaser, for itself and for any subsequent holder of the Bonds, waives any requirement of due diligence in investigation or inquiry on the part of the Issuer, its officials, counsel, agents and consultants and all claims, actions or causes of action which the Purchaser may have from and after the date hereof against the Issuer, its officials, counsel, agents and consultants growing out of any such action which any of the foregoing took, or could have taken, in connection with the authorization, execution, delivery, sale or resale of the Bonds to or by the Purchaser or in connection with any statement or representation which induced the Purchaser to purchase the Bonds.

(g) The Purchaser has received and reviewed copies in draft and final form of the Bond Documents and the Bond Ordinance.

(h) This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

(i) The Purchaser has been informed by the Company and agrees that the Indenture has not been qualified under the Trust Indenture Act of 1939, and that the Bonds (i) are not being registered or otherwise qualified for sale under (a) the Securities Act of 1933, as amended, or (b) the “Blue Sky” laws and regulations of any state, (ii) will not be listed on any stock or other securities exchange, (iii) will not carry a rating from any rating service and (iv) will not be readily marketable. The Purchaser has been informed by the Company and agrees that a legend will be placed on the Bond certificates or any other documents evidencing ownership of the Bonds to the effect that they have not been registered under the Securities Act of 1933, as amended, or the applicable state “Blue Sky” laws and that they may only be transferred in compliance with the Indenture and the terms of the Bonds.

(j) The Purchaser acknowledges that its purchase of the Bonds constitutes a transaction in a bond secured by the Indenture which is, among other things, a personal property security agreement, pursuant to which the Bonds are offered and sold as a unit.

(k) The execution, delivery and performance of this Agreement by the Purchaser will not constitute a default under any other material agreement by which the Purchaser is bound.

Section 6. Indemnification.

(a) The Company agrees to indemnify, defend and hold harmless all officials, commissioners, officers and employees of the Issuer and each person, if any, who has the power to direct or cause the direction of the management and policies of the Issuer (the “Indemnified Parties”) against any and all losses, claims, damages, liabilities, joint or several, or any expenses related thereto whatsoever arising out of or in connection with or caused by any pledge, offering, sale or resale of the Bonds in violation of any federal or state securities laws or by an untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact made to any person or caused by an omission or alleged omission of any material fact in connection with the Bonds or the pledge, sale, resale or delivery thereof.

In case a claim shall be made or any action shall be brought against one or more of the Indemnified Parties based upon the matters described in the preceding paragraph and in respect of which indemnity is sought against the Company pursuant to the preceding paragraph, the Indemnified Party or Parties seeking indemnity shall promptly notify the Company, in writing, and the Company shall promptly assume or cause the assumption of the defense thereof, including the employment of counsel chosen by the Company and approved in writing by the Issuer (provided that such approval by the Issuer shall not be unreasonably withheld), the payment of all expenses and the right to participate in negotiations and to consent to settlement. If any Indemnified Party is advised in a written opinion of counsel that there may be legal defenses available to such Indemnified Party which are adverse to or in conflict with those available to the Company, or that the defenses of such Indemnified Party should be handled by separate counsel, the Company shall not have the right to assume or cause the assumption of the defense of such Indemnified Party, however, the Company shall be responsible for the reasonable fees and expenses of counsel retained by such Indemnified Party in assuming its own defense. If the Company shall have failed to assume or cause the assumption of the defense of such action or to retain counsel reasonably satisfactory to the Issuer or in the event it is determined the defense of such Indemnified Party should be handled by separate counsel within a reasonable time after notice of the commencement of such action, the reasonable fees and expenses of counsel retained by the Indemnified Party shall be paid by the Company. Notwithstanding, and in addition to, any of the foregoing, any one or more of the Indemnified Parties shall have the right to employ separate counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party or Parties unless the employment of such counsel has been specifically authorized in writing by the Company. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with the written consent of the Company or if there is a final judgment for the plaintiff in any such action with or without consent, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The covenants and agreements of the Company herein contained shall survive the delivery of the Bonds.

(b) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section is for any reason held to be unavailable to the Indemnified Parties other than in accordance with its terms, the Company shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Issuer in such proportions as determined by a court having jurisdiction of the matter; provided, however, that no person guilty of fraudulent misrepresentation or willful misconduct shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or willful misconduct. For purposes of this Section, each person, if any, who controls an Indemnified Party shall have the same rights to contribution as such Indemnified Party.

Section 7. Conditions. The obligation of the Purchaser to purchase the Bonds and the obligation of the Issuer to sell the Bonds are subject to satisfaction of the following conditions precedent:

(a) The representations of the Issuer, the Purchaser and the Company in this Agreement will be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

(b) As of the Closing Date, no Default (as defined in the Indenture) or Event of Default (as defined in the Lease) will have occurred and be continuing, and no event will have occurred and be continuing which, with the lapse of time or the giving of notice or both, would constitute a Default or Event of Default.

(c) On or before the Closing Date, all actions required to be taken as of the Closing Date in connection with the Bonds, the Bond Ordinance and the Bond Documents by the Issuer and the Company will have been taken, and the Issuer and the Company will each have performed and complied with all agreements, covenants and conditions required to be performed or complied with by the Bond Ordinance and the Bond Documents.

(d) The Indenture will have been duly executed and delivered by the Issuer and the Trustee. The Lease will have been duly executed by the Issuer and the Company. Each of the Bond Documents, the Bond Ordinance and all other official action of the Issuer relating to the Bonds, the Project and the Bond Documents will be in full force and effect on the Closing Date and will not have been amended, modified or supplemented on or before the Closing Date.

(e) The Issuer, the Company and the Purchaser will have received the following, each dated the Closing Date:

(i) the approving opinion of Brownstein Hyatt & Farber, P.C., Company Counsel, substantially in the form of Exhibit A;

(ii) the opinion of counsel to the Company (which opinion, as to matters of New Mexico law may be given by Brownstein Hyatt & Farber, P.C., as New Mexico counsel to the Company), substantially in the form of Exhibit B;

(iii) the opinion of Hughes & Strumor Ltd Co., Bond Counsel, substantially in the form set forth in Exhibit C;

(iv) an opinion of counsel to the Purchaser, substantially in the form set forth in Exhibit D;

(v) a certificate of and with reference to the Issuer signed by a duly authorized officer of the Issuer to the effect set forth in subsections (a), (b) and (c) of this Section 7;

(vi) a certificate of and with reference to the Company signed by a duly authorized officer of the Company to the effect set forth in subsections (a), (b) and (c) of this Section 7; and

(vii) a certificate of and with reference to the Purchaser signed by a duly authorized officer of the Purchaser to the effect set forth in subsection (a) of this Section 7; and

(viii) a certificate of the Trustee signed by a duly authorized officer of the Trustee, to the effect that (A) he or she is an authorized officer of the Trustee; (B) the Indenture has been duly executed and delivered by the Trustee; and (C) the Trustee has all necessary corporate powers required to execute and deliver, and to perform its obligations under, the Indenture.

If any conditions to the obligations of the Purchaser or the Issuer under this Agreement are not satisfied and if the satisfaction of such conditions is not waived by the Purchaser and the Issuer, then, at the option of the Purchaser and the Issuer, (x) the Closing Date will be postponed for such period, not to exceed seven days, as may be necessary for such conditions to be satisfied or (y) the obligations of the Purchaser and the Issuer under this Agreement will terminate, and neither the Purchaser nor the Issuer will have any further obligations or liabilities under this Agreement, however, the Company will continue to be obligated to reimburse the Issuer for the expenses of the Issuer.

Section 8. Survival. All agreements, covenants and representations and all other statements of the Issuer, the Company and the Purchaser and their respective officers set forth in or made pursuant to this Agreement will survive the Closing Date and the delivery of and payment for the Bonds.

Section 9. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New Mexico applicable to agreements made and to be performed in the State of New Mexico, without regard or effect given to conflict of laws or rules which would require the application of any other jurisdiction.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered will constitute an original and all together will constitute but one and the same instrument.

Section 11. Severability. If any section, paragraph, clause or provision of this Agreement shall for any reason be held to be invalid or unenforceable, the invalidity or unenforceability of such section, paragraph, clause or provision shall not affect any of the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the Issuer, the Company and the Purchaser have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written

BERNALILLO COUNTY, NEW MEXICO

By	/s/ ALAN B. ARMIJO
Chair, Board of County Commissioners

TEMPUR WORLD, LLC

By	/s/ WILLIAM H. POCHE
Its	Assistant Treasurer

TEMPUR PRODUCTION USA, INC.

By	/s/ WILLIAM H. POCHE
Its	Assistant Treasurer